UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2008
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2008, Peter J. Bocian, executive vice president, chief financial officer and chief administrative officer of Starbucks Corporation (the “Company”), notified the Company that he will resign from his position effective on or about November 25, 2008 to pursue another opportunity. Effective on or about November 25, 2008, Troy Alstead will assume the position of executive vice president, chief financial officer and chief administrative officer. Mr. Alstead, age 45, joined Starbucks in 1992 and has served as the Company’s senior vice president, Global Finance since September 2007. Mr. Alstead also served as chief operating officer, Starbucks Greater China from April 2008 to September 2008, senior vice president, Corporate Finance from September 2004 to August 2007, interim president, Starbucks Europe/Middle East/Africa from April 2003 through August 2004, and senior vice president, Starbucks Coffee International from March 2003 through March 2004. Mr. Alstead served in a number of other senior positions with Starbucks prior to 2004.
The Company has entered into a letter agreement with Mr. Alstead in connection with his promotion to executive vice president, chief financial officer and chief administrative officer. The letter agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The material terms and conditions of this letter agreement were approved by the Compensation and Management Development Committee at a meeting held on November 6, 2008. Mr. Alstead will be paid a base salary that annualizes to $450,000. For the 2009 fiscal year, Mr. Alstead will be eligible to participate in the Company’s Executive Management Bonus Plan at an incentive target of 50% of his eligible base salary. In connection with his promotion, Mr. Alstead will receive a stock option grant with an economic value of $210,000, such stock options to be non-qualified options which will vest in equal installments over a four-year period, beginning on the first anniversary of the date of the grant. The exercise price of each stock option will be equal to the closing price of the Company’s common stock on the date of grant. Mr. Alstead will continue to be eligible to participate in the Company’s Management Deferred Compensation Plan, which allows him to save on a tax-deferred basis upon meeting certain required criteria. He will also continue to receive a partner life insurance coverage benefit paid for by the Company equal to three times his annual base salary, subject to a maximum benefit of $2,000,000.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated November 6, 2008 between Starbucks Corporation and Troy Alstead

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION

Dated: November 11, 2008

	By:	/s/ Howard Schultz chairman, president and chief executive officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated November 6, 2008 between Starbucks Corporation and Troy Alstead